SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                                    --------
                             REGISTRATION STATEMENT
                             ----------------------
                                      Under
                           THE SECURITIES ACT OF 1933


                                 POKER.COM, INC.
               (Exact name of Issuer as specified in its charter)


            Florida                                 98-0199508
            -------                                 ----------
(State or other jurisdiction of                (I.R.S. Employer Identification
incorporation  or organization)                Number)

#201-1166  Alberni  Street,  Vancouver,  British Columbia, Canada, V6E 3Z3
    (604) 689-5998.
--------------------------------------------------------------------------------
(Address  and  telephone  number  of  Registrant's  principal executive offices)

                                 POKER.COM, INC.
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                 Michael Jackson
                                 Poker.com, Inc.
                            #201-1166 Alberni Street
                           Vancouver British Columbia
                                 Canada V6E 3Z3
                                 (604) 689-5998
            (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE

                                                 Proposed Maximum     Proposed Maximum
Title of Securities To Be         Amount To Be  Offering Price Per   Aggregate Offering
 Registered                        Registered         Share*                Price
--------------------------------  ------------  -------------------  -------------------

Common Shares. . . . . . . . . .       470,000  $              1.00  $           470,000
                                  ------------  -------------------  -------------------
470,000
 .01 par value
--------------------------------



*  Pursuant  to  Rules  457(c),  the  proposed  maximum  offering price per share is the average  of  the  bid  and  ask  prices  as  of  October  27,  1999.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item  3.     INCORPORATION  OF  DOCUMENTS  BY  REFERENCE

     Poker.com, Inc. (the "Company") hereby incorporated by reference in this Registration Statement the following documents:

(a) The Company's Registration Statement on Form 10-SB, as amended, as declared effective by the Securities and Exchange Commission on June 16, 2000, including the description of the Company's Common Stock under the caption "Description of Securities";

(b) The Company's Audited Financial Statements on Form 10-SB for the year ended December 31, 1999;

(c) The Company's Quarterly Reports on Form 10-QSB for the quarter ended March 31, 2000;

All  documents subsequently filed by the Company pursuant to Sections 13 (a), 13
(c), 14 and 15 (d) of the Securities and Exchange Act of 1934, as amended, which documents shall be deemed incorporated by reference in this Registration
Statement as a part hereof from the date of filing such documents until a post-effective amendment to this Registration Statement is filed which indicates that all shares of Common Stock being offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold.


Item  4.     DESCRIPTION  OF  SECURITIES

     Not  Applicable.


Item  5.     INTERESTS  OF  NAMED  EXPERTS  AND  COUNSEL

     Not  Applicable.


Item  6.     INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     The Company's Certificate of Incorporation provides that, to the fullest extent permitted by the Florida Corporations Act, directors and officers of the Company shall undertake to indemnify the officers and directors of the Company against any contingency or peril as may be determined to be in the best interest of the Company, and in conjunction therewith, to procure, at the Company's expense, policies of insurance.

     The above discussion of the Company's Certificate of Incorporation, Bylaws and the Florida Corporations Act is only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item  7.     EXEMPTION  FROM  REGISTRATION  CLAIMED

     Not  Applicable.


Item  8.     EXHIBITS

4.1     Articles  of  Incorporation  of  the  Company  (1)

4.2     Bylaws  of  the  Company  (2)

5.1* Opinion of Law Office of Clark, Wilson as to the legality of the Company's Common Stock being registered

10.7*   Poker.com,  Inc.  1998  Stock  Option  Plan

23.1*     Consent  of  Pannell  Kerr  Forster

23.2*     Consent  of  Law  Office  of  Clark, Wilson (contained in Exhibit 5.1)

-----------

*     Filed  herewith.

(1) Exhibit 4.1 is incorporated by reference from Exhibit 2.1 on Form 10-SB filed with the Securities and Exchange Commission on June 16, 2000.

(2) Exhibit 4.2 is incorporated by reference from Exhibit 2.2 on Form 10-SB filed with the Securities and Exchange Commission on June 16, 2000.


Item  9.     UNDERTAKINGS

     The  Company  hereby  undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

(2) That, for the purpose of determining any liability under the Securities Act each post-effective amendment shall be treated as a new registration statement relating to the securities offered, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof.

(3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, Poker.com, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement, as amended, to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia on August 15, 2000.

                                                                 POKER.COM, INC.


                                        By:/s/ Michael Jackson
                                        ----------------------------------------
                                        Michael Jackson, Chief Executive Officer

                                        By:/s/ Charlo Barbosa
                                        ----------------------------------------
                                        Charlo Barbosa, President

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  August  15,  2000
                                        By: /s/ Michael Jackson
                                        --------------------------
                                        Michael Jackson, Director


Date:  August  15,  2000

                                        By: /s/ Charlo Barbosa
                                        --------------------------
                                        Charlo Barbosa, Director

                                 Poker.com, Inc.
                                    Form S-8

                                Table of Contents


                                       S-8

PART  II                                                               3
Item  3                                                                3
Item  4                                                                3
Item  5                                                                3
Item  6                                                                3
Item  7                                                                4
Item  8                                                                4
Item  9                                                                4

                                   Exhibit 5.1
Opinion  of  Law  Office  of  Clark,  Wilson                           5

                                  Exhibit 10.7
1998  Combined  Incentive  and  Non-Qualified  Stock  Option  Plan     7

                                  Exhibit 23.1
Consent  of  Pannell  Kerr  Forster                                   18